UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 18, 2007
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-22052 (Commission File No.)	65-0202059 (IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
     On December 18, 2007, Deloitte & Touche LLP (“Deloitte”) notified ProxyMed, Inc. and its subsidiaries d/b/a MedAvant Healthcare Solutions (the “Company”) that it has resigned as the Company’s independent registered public accounting firm.
     The Company’s audit committee has commenced an immediate search for a new independent registered public accounting firm, including requesting proposals from other accounting firms.
     The Company’s consolidated financial statements for the years ended December 31, 2006 and 2005 were audited by Deloitte. Deloitte’s reports did not contain an adverse opinion or disclaimer of opinion, but the 2006 report included explanatory paragraphs regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” on January 1, 2006 and the Company’s ability to continue as a going concern.
     During the years ended December 31, 2006 and 2005 and through December 18, 2007, (i) there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company provided Deloitte with a copy of this Form 8-K prior to its filing with the SEC and requested Deloitte to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Deloitte & Touche LLP’s letter to the SEC, dated December 26, 2007.

Item 9.01	Financial Statements and Exhibit.
     (d) Exhibits

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the SEC dated December 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: December 26, 2007	/s/ John G. Lettko
John G. Lettko
President and Chief Executive Officer